Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS

Revenue increased 24% to $2.0 billion
Comparable sales increased 14%, or increased 17% on a constant dollar basis
Diluted EPS of $2.28
Vancouver, British Columbia – June 1, 2023 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the first quarter of fiscal 2023.
Calvin McDonald, Chief Executive Officer, stated: "We are pleased with our solid start to the year, delivering strong financial performance and continued momentum. Our results reflect the strength of our guest relationships, our innovative products and how our brand resonates across the globe. This year we celebrate our 25th anniversary, and our community-based model remains one of our biggest competitive advantages. We are excited for the future and remain on track to deliver on our Power of Three ×2 growth plan."
For the first quarter of 2023, compared to the first quarter of 2022:
•Net revenue increased 24% to $2.0 billion, or increased 27% on a constant dollar basis.
–Net revenue increased 17% in North America, and increased 60% internationally.
•Total comparable sales increased 14%, or 17% on a constant dollar basis.
–Comparable store sales increased 13%, or 16% on a constant dollar basis.
–Direct to consumer net revenue increased 16%, or 18% on a constant dollar basis.
•Direct to consumer net revenue represented 42% of total net revenue compared to 45% for the first quarter of 2022.
•Gross profit increased 32% to $1.2 billion and gross margin increased 360 basis points to 57.5%.
•Income from operations increased 54% to $401.4 million.
•Operating margin increased 400 basis points to 20.1%.
•Income tax expense increased 69% to $119.0 million. The effective tax rate for the first quarter of 2023 was 29.1% compared to 27.0% for the first quarter of 2022.
•Diluted earnings per share were $2.28 compared to $1.48 in the first quarter of 2022.
•The Company repurchased 0.3 million shares of its own common stock at an average price of $336.37 per share for a cost of $98.1 million.
•The Company opened seven net new company-operated stores during the first quarter, ending with 662 stores.
Meghan Frank, Chief Financial Officer, stated: "Our Q1 results were strong as guests responded well to our product offering in all our markets across the globe. A meaningful acceleration in our China sales trend, coupled with lower air freight, contributed to our better than planned financial performance. We are pleased with our momentum heading into the second quarter and for the full year as reflected in our revised outlook for FY23."
Balance sheet highlights
The Company ended the first quarter of 2023 with $950.6 million in cash and cash equivalents and the capacity under its committed revolving credit facility was $393.5 million.
Inventories at the end of the first quarter of 2023 increased 24% to $1.6 billion compared to $1.3 billion at the end of the first quarter of 2022.

2023 Outlook
For the second quarter of 2023, the Company expects net revenue to be in the range of $2.140 billion to $2.170 billion, representing growth of approximately 15%. Diluted earnings per share are expected to be in the range of $2.47 to $2.52 for the quarter. This guidance assumes a 30% tax rate.
For 2023, the Company expects net revenue to be in the range of $9.440 billion to $9.510 billion, representing growth of approximately 17%. Diluted earnings per share are expected to be in the range of $11.74 to $11.94 for the year. This guidance assumes a 30% tax rate.
The guidance does not reflect potential future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and does not incorporate future unknown impacts, including macroeconomic trends. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Power of Three ×2
The Company's Power of Three ×2 growth plan calls for a doubling of the business from 2021 net revenue of $6.25 billion to $12.5 billion by 2026. The key pillars of the plan are product innovation, guest experience, and market expansion and the growth strategy includes a plan to double men's, double direct to consumer, and quadruple international net revenue relative to 2021.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, June 1, 2023, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
Constant dollar changes are non-GAAP financial measures. A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying growth rate of net revenue excluding the impact of changes in foreign currency exchange rates. Management uses these constant currency metrics internally when reviewing and assessing financial performance.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures"

included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; changes in consumer shopping preferences and shifts in distribution channels; the acceptability of its products to guests; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global or regional health events such as the current COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; global economic and political conditions; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124
or
lululemon athletica inc.
Madi Wallace
1-604-732-6124

lululemon athletica inc.
The fiscal year ending January 28, 2024 is referred to as "2023", the fiscal year ended January 29, 2023 is referred to as "2022".
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	First Quarter
	2023	2022
Net revenue	$2,000,792	$1,613,463
Costs of goods sold	849,987	743,070
Gross profit	1,150,805	870,393
As a percent of net revenue	57.5%	53.9%
Selling, general and administrative expenses	747,513	607,851
As a percent of net revenue	37.4%	37.7%
Amortization of intangible assets	1,878	2,195
Income from operations	401,414	260,347
As a percent of net revenue	20.1%	16.1%
Other income (expense), net	8,025	(22)
Income before income tax expense	409,439	260,325
Income tax expense	119,034	70,327
Net income	$290,405	$189,998

Basic earnings per share	$2.28	$1.48
Diluted earnings per share	$2.28	$1.48
Basic weighted-average shares outstanding	127,246	128,077
Diluted weighted-average shares outstanding	127,621	128,541

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	April 30, 2023	January 29, 2023	May 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$950,607	$1,154,867	$649,016
Inventories	1,580,313	1,447,367	1,275,040
Prepaid and receivable income taxes	182,393	185,641	116,281
Other current assets	339,989	371,578	262,903
Total current assets	3,053,302	3,159,453	2,303,240
Property and equipment, net	1,312,793	1,269,614	974,784
Right-of-use lease assets	993,471	969,419	819,998
Goodwill and intangible assets, net	44,123	46,105	455,940
Deferred income taxes and other non-current assets	167,855	162,447	143,250
Total assets	$5,571,544	$5,607,038	$4,697,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$287,464	$172,732	$308,086
Accrued liabilities and other	342,751	399,223	362,938
Accrued compensation and related expenses	125,053	248,167	119,482
Current lease liabilities	210,506	207,972	178,273
Current income taxes payable	30,213	174,221	22,279
Unredeemed gift card liability	223,970	251,478	183,910
Other current liabilities	36,814	38,405	31,923
Total current liabilities	1,256,771	1,492,198	1,206,891
Non-current lease liabilities	888,582	862,362	726,270
Non-current income taxes payable	28,555	28,555	28,555
Deferred income tax liability	54,533	55,084	53,061
Other non-current liabilities	23,027	20,040	14,385
Stockholders' equity	3,320,076	3,148,799	2,668,050
Total liabilities and stockholders' equity	$5,571,544	$5,607,038	$4,697,212

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Quarter
	2023	2022
Cash flows from operating activities
Net income	$290,405	$189,998
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(244,902)	(433,254)
Net cash provided by (used in) operating activities	45,503	(243,256)
Net cash used in investing activities	(138,219)	(101,328)
Net cash used in financing activities	(115,399)	(259,560)
Effect of foreign currency exchange rate changes on cash	3,855	(6,711)
Increase (decrease) in cash and cash equivalents	(204,260)	(610,855)
Cash and cash equivalents, beginning of period	1,154,867	1,259,871
Cash and cash equivalents, end of period	$950,607	$649,016

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue
The below changes show the change for the first quarter of 2023 compared to the first quarter of 2022.

	Net Revenue	Total Comparable Sales(1),(2)	Comparable Store Sales(2)	Direct to Consumer Net Revenue
Change	24%	14%	13%	16%
Adjustments due to foreign currency exchange rate changes	3	3	3	2
Change in constant dollars	27%	17%	16%	18%
__________
(1)Total comparable sales includes comparable store sales and direct to consumer net revenue.
(2)Comparable store sales reflects net revenue from company-operated stores that have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable store sales exclude sales from stores which have been temporarily relocated for renovations or have been temporarily closed.

lululemon athletica inc.
Company-operated Store Count and Square Footage(1)
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
2nd Quarter 2022	579	22	1	600
3rd Quarter 2022	600	25	2	623
4th Quarter 2022	623	34	2	655
1st Quarter 2023	655	10	3	662

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter(2)	Gross Square Feet Lost During the Quarter(2)	Total Gross Square Feet at the End of the Quarter
2nd Quarter 2022	2,155	105	2	2,258
3rd Quarter 2022	2,258	139	7	2,390
4th Quarter 2022	2,390	189	4	2,575
1st Quarter 2023	2,575	64	7	2,632
 __________
(1)Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
(2)Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.